Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-179542 and 333-165008) and Forms S-8 (Nos. 333-188091, 333-166347, 333-150770, 333-150771, 333-150772 and 333-138392) of Owens Corning of our report dated February 11, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Owens Corning's Original Form 10-K filed on February 11, 2015.

/s/PricewaterhouseCoopers LLP
Toledo, Ohio
February 11, 2015